Date:	December 8, 2011
For Release:	Immediate
Contact:	Investor Contact:
	Raymond J. De Hont	Joseph Hassett, SVP
	Chairman and Chief Executive Officer	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces Third Quarter Financial Results

●    Net Sales Up 18% Versus Last Year’s Third Quarter
●     Net Income Up 47% Versus Last Year’s Third Quarter

Harleysville, PA, December 8, 2011 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the third quarter ended October 31, 2011.

Net sales for the third quarter ended October 31, 2011 were $25.2 million, an increase of 18% compared with net sales of $21.4 million for the same quarter last year. Net income totaled $2.1 million and diluted earnings per share were $0.14 for the third quarter, compared with net income of $1.4 million and diluted earnings per share of $0.10 for the same period last year, increases of 47% and 40%, respectively.

New order bookings for the third quarter totaled $27.5 million, an 11% increase compared with the $24.8 million for the third quarter last year. As a result, the Company’s backlog of orders totaled $28.6 million as of October 31, 2011, an increase of 35% when compared with $21.2 million last year.

“Consolidated results in the third quarter reflect strong top and bottom line growth driven by increased new order bookings delivered through our expanded sales and marketing organization,” said De Hont. “In particular, we have benefitted from a significant improvement in our large project new order bookings, which have contributed to a strong rebound in our Product Recovery/Pollution Control segment this quarter. We are encouraged by the improvement in gross margin during the third quarter, 37% versus 36% for last year’s third quarter, as well as the improvement in income from operations as a percentage of sales, 12% versus 10% for last year’s third quarter. Demand for Met-Pro’s products remains strong as evidenced by the 11% increase in third quarter new order bookings, which followed a 33% increase in new order bookings during the second quarter ended July 31, 2011. The continued strength in new order bookings, together with our solid backlog and steady quotation activity, gives us continued optimism about our future prospects.”

Net sales for the nine months ended October 31, 2011 increased 10% to $71.8 million compared with $65.1 million for the same period last year. Net income totaled $5.0 million and diluted earnings per share were $0.34 for the nine months ended October 31, 2011 compared with net income of $4.4 million and diluted earnings per share of $0.30 for the same period last year, increases of 14% and 13%, respectively.

New order bookings for the nine months ended October 31, 2011 were up 19% to $82.6 million compared with $69.2 million for the same period last year.

With the continued growth in operating cash flows and the resulting cumulative cash balance, the Board of Directors, at their  meeting on October 19, 2011, increased the quarterly dividend by 8% from $0.066 to $0.071 per share, or $0.284 per share on an annualized basis. The increased dividend will be payable on December 16, 2011 to shareholders of record at the close of business on December 2, 2011.  This is the thirty-seventh consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.  With this increase the Company, by the end of this fiscal year, will have paid approximately $3.9 million in dividends in addition to having elected to contribute $2.9 million to their salary and hourly pension plans during the first quarter to further reduce the unfunded pension liability.

Continued Page 2

Met-Pro Corporation/Page 2

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, December 8, 2011, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 27178727) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until December 22, 2011. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 27178727.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

Continued Page 3

Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
Net sales	$25,245,131	$21,384,674	$71,764,377	$65,098,637
Cost of goods sold	15,910,283	13,589,638	46,234,343	41,478,910
Gross profit	9,334,848	7,795,036	25,530,034	23,619,727

Operating expenses
Selling	2,944,019	2,849,221	8,784,207	8,549,038
General and administrative	3,387,617	2,763,913	9,437,146	8,478,717
	6,331,636	5,613,134	18,221,353	17,027,755
Income from operations	3,003,212	2,181,902	7,308,681	6,591,972

Interest expense	(47,153)	(50,201)	(145,862)	(159,887)
Other income, net	198,317	18,601	389,647	208,834
Income before taxes	3,154,376	2,150,302	7,552,466	6,640,919

Provision for taxes	1,072,490	731,103	2,567,839	2,257,912

Net income	$2,081,886	$1,419,199	$4,984,627	$4,383,007

Basic earnings per share	$.14	$.10	$.34	$.30
Diluted earnings per share	$.14	$.10	$.34	$.30

Average common shares outstanding:
Basic shares	14,659,383	14,620,439	14,659,402	14,621,802
Diluted shares	14,799,814	14,711,056	14,788,493	14,717,084

Continued Page 4

Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Balance Sheets

	October 31,	January 31,
	2011	2011
Assets	(unaudited)
Current assets
Cash and cash equivalents	$32,674,159	$32,400,814
Short-term investments	764,061	497,155
Accounts receivable, net of allowance for
doubtful accounts of approximately
$498,000 and $444,000, respectively	16,134,931	15,311,322
Inventories	17,653,829	15,474,430
Prepaid expenses, deposits and other current assets	1,667,011	1,578,176
Deferred income taxes	85,342	84,155
Total current assets	68,979,333	65,346,052

Property, plant and equipment, net	20,178,001	19,863,031
Goodwill	20,798,913	20,798,913
Other assets	2,367,577	2,038,332
Total assets	$112,323,824	$108,046,328

Liabilities and shareholders’ equity
Current liabilities
Current portion of debt	$639,950	$532,540
Accounts payable	6,484,748	4,864,724
Accrued salaries, wages and benefits	1,620,519	1,650,314
Other accrued expenses	2,765,020	2,286,043
Dividend payable	1,040,828	967,445
Customers’ advances	3,357,674	907,107
Total current liabilities	15,908,739	11,208,173

Long-term debt	2,773,613	3,011,988
Accrued pension retirement benefits	3,806,208	6,553,262
Other non-current liabilities	55,842	54,195
Deferred income taxes	2,716,481	2,745,786
Total liabilities	25,260,883	23,573,404

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,269,134 and 1,270,417 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	3,989,227	3,448,249
Retained earnings	95,121,987	93,113,247
Accumulated other comprehensive loss	(3,159,968)	(3,201,767)
Treasury shares, at cost	(10,481,173)	(10,479,673)
Total shareholders’ equity	87,062,941	84,472,924
Total liabilities and shareholders’ equity	$112,323,824	$108,046,328

Continued Page 5

Met-Pro Corporation/Page 5

Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
Net sales
Product Recovery/Pollution Control Technologies	$11,893,296	$9,204,381	$29,851,166	$29,924,788
Fluid Handling Technologies	7,346,897	7,031,096	24,307,152	20,070,626
Mefiag Filtration Technologies	3,286,624	2,478,656	9,630,925	7,421,375
Filtration/Purification Technologies	2,718,314	2,670,541	7,975,134	7,681,848
	$25,245,131	$21,384,674	$71,764,377	$65,098,637

Income from operations
Product Recovery/Pollution Control Technologies	$1,064,314	$324,695	$534,986	$1,483,092
Fluid Handling Technologies	1,747,678	1,563,262	5,890,077	4,166,526
Mefiag Filtration Technologies	127,022	89,283	517,572	459,248
Filtration/Purification Technologies	64,198	204,662	366,046	483,106
	$3,003,212	$2,181,902	$7,308,681	$6,591,972

			October 31, 2011	January 31, 2011
Identifiable Assets
Product Recovery/Pollution Control Technologies			$35,446,058	$34,003,251
Fluid Handling Technologies			18,855,469	18,114,257
Mefiag Filtration Technologies			14,476,332	12,814,143
Filtration/Purification Technologies			8,376,056	8,369,385
			77,153,915	73,301,036
Corporate			35,169,909	34,745,292
			$112,323,824	$108,046,328

Continued Page 6

Met-Pro Corporation/Page 6

Met-Pro Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended October 31,
	2011	2010
Cash flows from operating activities
Net income	$4,984,627	$4,383,007
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,433,018	1,344,262
Deferred income taxes	(4,646)	(1,809)
(Gain) on sales of property and equipment, net	(26,003)	(13,236)
Stock-based compensation	539,478	484,416
Allowance for doubtful accounts	53,654	(31,473)
Changes in operating assets and liabilities:
Accounts receivable	(839,188)	364,097
Inventories	(2,138,267)	214,319
Prepaid expenses, deposits and other assets	(246,406)	(269,599)
Accounts payable and accrued expenses	2,028,062	1,839,376
Customers’ advances	2,451,901	(324,249)
Accrued pension retirement benefits	(2,747,053)	(33,5699)
Other non-current liabilities	1,647	1,647

Net cash provided by operating activities	5,490,824	7,957,189

Cash flows from investing activities
Proceeds from sales of property and equipment	33,848	36,037
Acquisitions of property and equipment	(1,636,866)	(1,128,403)
Purchase of investments	(1,010,534)	(497,155)
Proceeds from maturities of investments	497,155	240,893
Payment for acquisition of business	–	(955,268)

Net cash used in investing activities	(2,116,397)	(2,303,896)

Cash flows from financing activities
Proceeds from new borrowing	426,802	189,074
Reduction of debt	(625,413)	(584,864)
Exercises of stock options	42,800	547,232
Payments of dividends	(2,902,505)	(2,631,441)
Purchases of treasury shares	(42,800)	(660,019)

Net cash used in financing activities	(3,101,116)	(3,140,018)
Effect of exchange rate changes on cash	34	38,386

Net increase in cash and cash equivalents	273,345	2,551,661

Cash and cash equivalents at February 1	32,400,814	30,662,104

Cash and cash equivalents at October 31	$32,674,159	$33,213,765

###